SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                  FORM 8-K

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                July 31, 2002
               (Date of Report-date of earliest event reported)


                        Commission File Number 0-5525



                             PYRAMID OIL COMPANY
              (Exact name of registrant as specified in its charter)



                CALIFORNIA                                94-0787340
     (State or other jurisdiction of                   (IRS Employer
       incorporation or organization)                 Identification No.)


                 2008 - 21ST. STREET
               BAKERSFIELD, CALIFORNIA                    93301
        (Address of principal executive offices)        (Zip Code)


                                  (661) 325-1000
              (Registrant's telephone number, including area code)

















Item 6.  Change in Registrant's Certifying Accountants.

    On May 29, 2002, Arthur Andersen LLP resigned as the independent public accountants of Pyramid Oil Company (the "Company"). Arthur Andersen LLP has performed the audit of the Company's financial statements from 1987 through December 31, 2001. Arthur Andersen LLP also performed a review of the Company's Form 10-QSB for the quarter ended March 31, 2002. As of the date of this report, the Company has appointed Singer Lewak Greenbaum & Goldstein, LLP, subject to approval by its shareholders, as new independent accountants.

    Arthur Andersen LLP's report on the Company's financial statements for the year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

    During the Company's most recent fiscal year and through May 29, 2002, there was no disagreement with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Arthur Andersen LLP would have caused them to make a reference to the subject matter of such disagreement in connection with their report.

    During the Company's most recent fiscal year and through May 29, 2002, Arthur Andersen LLP did not advise the Company that the internal controls necessary for the Company to develop reliable financial statements did not exist.

    During the Company's most recent fiscal year and through May 29, 2002, Arthur Andersen LLP did not advise the Company that information had come to their attention that led them to no longer be able to rely on management's representations, or that made them unwilling to be associated with the financial statements prepared by management.

    During the Company's most recent fiscal year and through May 29, 2002, Arthur Andersen LLP did not advise the Company of the need to expand significantly the scope of their audit, or that information had come to their attention during such period that if further investigated may (i) materially impact the fairness or reliability of the previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that may have prevented them from rendering an unqualified audit report on those financial statements), or (ii) caused them to be unwilling to rely on management's representations or be associated with the Company's financial statements and, due to Arthur Andersen LLP resignation, or for any other reason, Arthur Andersen LLP did not so expand the scope of its audit or conduct such further investigations.

    During the Company's most recent fiscal year and through May 29, 2002, Arthur Andersen LLP did not advise the Company that information had come to their attention that they had concluded would, or if further investigated might have, materially impacted the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering a fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to Arthur Andersen LLP's satisfaction, would have prevented them from rendering an unqualified audit report on those financial statements), and due to Arthur Andersen LLP's resignation, or for any other reason, the issue had not been resolved to Arthur Andersen LLP's satisfaction prior to their resignation.

    The Company has requested Arthur Andersen LLP to furnish the Company with a letter, addressed to the Commission, stating whether the Arthur Andersen LLP agrees or disagrees with the statements made by the Company under this item. Arthur Andersen LLP has informed the Company that they will not be issuing any Form 8-K letters to it's former clients.

    Prior to the engagement of Singer, Lewak, Greenbaum & Goldstein L.L.P, during the Company's two (2) most recent fiscal years and during any subsequent interim period, neither the Company nor anyone on its behalf has consulted the Company's newly engaged auditors regarding either the application of accounting principles to a specific transaction, whether completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report or oral advice was provided to the Company that the new auditors concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. During such period, neither the Company nor anyone on its behalf consulted its new auditors on any matter that was either the subject of a disagreement or a reportable event as defined in Item 304 of Regulation S-K.


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

      (a)
      Not applicable.


      (b)
      Not applicable.


      (c)
      Not applicable.















                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           PYRAMID OIL COMPANY
                                              (Registrant)

                                              J. BEN HATHAWAY
    Dated: July 31, 2002               By: -------------------
                                              J. Ben Hathaway
                                                 President